BORDERS GROUP, INC.
                                  Exhibit 99.1


          CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 - "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS


This report and other written reports and oral statements made from time to time by Borders Group, Inc. (the "Company") may contain so-called "forward-looking statements, all of which are subject to risks and uncertainties. One can identify these forward-looking statements by their use of words such as "expects," believes," "anticipates," "plans," "will," "estimates," "forecasts," "guidance," "outlook," "opinion," "projects," "intends," "initiatives," "looks", "should," "goals" and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company's growth strategy, future financial performance (including sales and earnings projections), strategic alternatives, marketing and expansion plans, such as the impact of Title Sleuth, and similar matters. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company's forward-looking statements. These factors include inaccurate assumptions and a broad variety of risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Although it is not possible to predict or identify all such factors, they may include the following:


o     consumer  demand  for the  Company's  products,  particularly  during  the holiday  season,  which is  believed  to be  related  to a number of
      factors,   including   general   economic   conditions  and  overall
      consumer spending patterns, weather conditions and, with respect to the mall business, overall mall traffic;

o     an unexpected  increase in  competition,  including  Internet  competition
      and  competition   resulting  from  electronic  or  other   alternative
      methods of delivery of books,  music and other  products to  consumers,
      or  unanticipated  margin  or  other  disadvantages   relative  to  our
      competitors;

o the continued availability of adequate capital to fund the Company's operations, which may from time to time include (i) the need for additional seasonal borrowing capacity, and (ii) the availability of  satisfactory  permanent  financing for properties that have been
      temporarily   financed   through  the  Company's   lease   financing
      facilities;

o higher than anticipated interest, occupancy, labor, distribution and inventory shrinkage costs;

o     unanticipated adverse litigation expenses or results;

o     unanticipated work stoppages;

o     higher   than   anticipated   costs   associated   with  the   closing  of
      underperforming stores;

o unanticipated increases in the cost of the merchandise sold by the Company;

o the performance of the Company's strategic initiatives, including the Internet and international expansion;

o     the stability and capacity of the Company's information systems;

o unanticipated costs or problems relating to the informational technology systems required for the operations of the Company;

o     changes in foreign currency exchange rates; and

o the continued ability of the Company to locate and develop suitable sites for its superstore expansion program and kiosk programs.

The Company does not undertake any obligation to update forward-looking statements.